Exhibit 99.1

CONTACT:

Teri Klein

Vice President, Investor Relations

408.617.8825

teri.klein@palm.com

Palm Reports Q2 FY 2010 Results

SUNNYVALE, Calif., Dec. 17, 2009 — Palm, Inc. (NASDAQ: PALM) today reported that total revenues in the second quarter of fiscal year 2010, ended Nov. 27, 2009, were $78.1 million. Gross profit was $5.5 million, and gross margin was 7.0 percent. These results include the effects of subscription accounting applied to Palm® webOS™ products as required by GAAP.(1) In accordance with this methodology, revenues and direct cost of revenues for Palm webOS products (currently Palm Pre™ and Palm Pixi™ smartphones) are deferred and recognized over the products’ estimated economic lives.

To facilitate comparisons to Palm’s historical results, Palm has included non-GAAP adjusted measures, which exclude the impact of subscription accounting, stock-based compensation and other items detailed later in this release. The company believes this information will help investors better evaluate its current period performance and trends in its business.

Non-GAAP Adjusted Revenues in the second quarter totaled $302.0 million, non-GAAP Adjusted Gross Profit was $77.3 million and non-GAAP Adjusted Gross Margin was 25.6 percent.

“We are continuing to execute strongly against our long-term strategy with the delivery of Palm Pixi, the new carrier launches completed this quarter, and the upcoming opening of Palm’s full developer program,” said Jon Rubinstein, Palm’s chairman and chief executive officer. “We’re still in the early stages of a long race, and we’re energized by the opportunity to compete in this exciting market. We remain confident that Palm’s innovative product design capabilities, integrated cloud services and the differentiated and delightful Palm webOS experience will provide the foundation for our sustained success.”

The company shipped a total of 783,000 smartphone units during the quarter, representing a 5 percent decrease from the first quarter of fiscal year 2010 and a year-over-year increase of 41 percent compared to the second quarter of fiscal year 2009. Smartphone sell-through for the second quarter was 573,000 units, down 29 percent from the first quarter of fiscal year 2010 and down 4 percent year-over-year.

On a GAAP basis, net loss applicable to common stockholders for the second quarter of fiscal year 2010 was $(85.4) million, or $(0.54) per diluted common share. This compares to a net loss applicable to common stockholders for the second quarter of fiscal year 2009 of $(508.6) million or $(4.64) per diluted common share. The company’s second quarter of fiscal year 2009 results included a non-cash charge with a net impact of $396.7 million to the tax provision pertaining to the increase of the valuation allowance for the Company’s U.S. deferred tax assets.

The company’s net loss applicable to common stockholders on a GAAP basis reflects accounting guidance, effective in the first quarter of fiscal year 2010, which requires the anti-dilutive provisions of Palm’s series C preferred shares and related warrants to be treated as derivatives for financial reporting purposes. The fair value of the derivatives were estimated as of the first day of fiscal year 2010 and are marked to market on a quarterly basis, with any change in value reflected in the company’s financial results for the period. The series C derivatives balance was $178.7 million at the end of the second quarter of fiscal year 2010 compared to $235.0 million at the end of the first quarter of fiscal year 2010. This reduction in fair value resulted in a $56.3 million non-cash gain on series C derivatives and was reflected in the company’s second quarter GAAP financial results. With regard to the series C derivatives, any future increases in Palm’s stock price from period to period will be reflected as a non-cash loss on these derivatives in the company’s financial results, and any future decreases will be reflected as a non-cash gain in the company’s financial results.

Non-GAAP Net Loss for the second quarter of fiscal year 2010 was $(59.6) million, or $(0.37) per diluted share. This compares to a non-GAAP Net Loss for the second quarter of fiscal year 2009 of $(80.2) million, or $(0.73) per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of fiscal year 2010 totaled $(70.1) million. EBITDA, adjusted to exclude the impact of subscription accounting, stock-based compensation, net other income (expense), restructuring charges and a gain on series C derivatives, or Adjusted EBITDA, totaled $(48.3) million.

The company’s cash, cash equivalents and short-term investments balance was $590.0 million at the end of the second quarter of fiscal year 2010. This includes net proceeds of approximately $360 million from the company’s public equity offering, which closed on Sept. 23, 2009. Cash from operations for the second quarter of fiscal year 2010 was $16.7 million.

Palm may periodically provide new software features free of charge to customers of its Palm webOS products and currently recognizes Palm webOS product revenues and related standard cost of revenues on a subscription basis based on the applicable product’s estimated economic life, which is currently 24 months. The company records deferred revenues and deferred cost of revenues on its balance sheet, and amortizes them into earnings on a straight-line basis over the estimated economic product life.

Palm announced today that it expects to early adopt two recently released accounting standards related to revenue recognition, Accounting Standards Update (“ASU”) No. 2009-13 and ASU No. 2009-14, effective for its third quarter of fiscal year 2010. These accounting changes will result in a substantial portion of Palm webOS product revenues being recognized upon delivery. The remaining Palm webOS revenues, which are related to future services and deliverables, will be recorded as deferred revenues on the company’s balance sheet, and amortized into earnings on a straight-line basis over the estimated economic product life, which is currently 24 months. Under the new standards, all related cost of revenues will be recognized upon delivery. This change in accounting will reduce the amount of revenues that Palm will defer on its balance sheet but will have no impact on cash flows and does not change how Palm accounts for Palm OS® products, like the Centro™, or its Treo™ line. Consistent with the company’s past practice, Palm will continue to provide non-GAAP, adjusted measures that exclude the impact of deferred revenue accounting, stock-based compensation and other items as appropriate.

Investor’s Note

Palm will host a conference call to review its second quarter of fiscal year 2010 financial results at 4:30 p.m. Eastern (1:30 p.m. Pacific). Investors and other interested parties are encouraged to listen to the call via audio webcast at Palm’s Investor Relations website (http://investor.palm.com). Investors wishing to listen to the conference call via telephone may dial 877.278.9658 (domestic) or 763.488.4651 (international). There is no pass code required for the live call. A telephone replay of the conference call will be available through Dec. 24, 2009. The dial-in number for the replay will be 800.642.1687 (domestic) and 706.645.9291 (international). The pass code 43773355 is required for the replay. An archive of the audio webcast of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

About Palm, Inc.

Palm, Inc. creates intuitive and powerful mobile experiences that enable consumers and businesses to connect to their information in more useful and usable ways. The company’s groundbreaking Palm® webOS™ platform, designed exclusively for mobile application, introduces true multitasking and Palm Synergy™, which brings your information from the many places it resides into a single, more comprehensive view of your life.

Palm products are sold through select Internet, retail, reseller and wireless operator channels, and at the Palm online store (www.palm.com/store).

More information about Palm, Inc. is available at www.palm.com.

NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenues and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis and eliminating the effect of the revenues and direct cost of revenues deferrals under subscription accounting for Palm webOS (Palm Pre and Palm Pixi) products. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance and to provide incremental insight into the underlying factors and trends affecting both the Company’s performance and its cash-generating potential, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance and enables investors to more fully understand trends in its current and future performance. In assessing the overall health of its business during the three months ended Nov. 27, 2009 and Nov. 28, 2008, Palm excluded items in the following general categories, each of which are described below:

Subscription Accounting/Deferred Revenues and Deferred Cost of Revenues. Palm began selling Palm Pre smartphones, the first Palm webOS product, during the fourth quarter of fiscal year 2009 and Palm Pixi smartphones during the second quarter of fiscal year 2010. Because Palm may provide unspecified services and additional software products to customers of its Palm webOS products in the future free of charge, GAAP requires that Palm recognize revenues and direct cost of revenues for these products on a straight-line basis over the currently estimated economic product life, or 24 months, with any loss recognized at the time of sale. This accounting treatment results in the deferral of most of the revenues and direct product cost of revenues during the quarter in which Palm webOS smartphones are sold to Palm’s customer. Other costs related to Palm webOS products, including costs for warranty, engineering and sales and marketing, are expensed as incurred. Palm eliminates the effect of subscription accounting (current sales deferred to future periods and the reversal of the current period’s amortization of deferred revenues derived from Palm webOS units shipped in prior periods) to provide more transparency into Palm’s underlying sales trends. Management uses the non-GAAP measure Adjusted Revenues to evaluate growth rate, revenue mix and performance relative to competitors. Management uses the non-GAAP measures of Adjusted Gross Profit and Adjusted Gross Margin to measure operating performance based on current period sales and to facilitate ongoing operating decisions. These financial measures are not consistent with GAAP because they do not reflect deferral of revenues and product costs for recognition in later periods.

While the GAAP results provide insight into Palm’s operations and financial position, management continues to supplement its analysis of its business using the non-GAAP results to review the total revenues, related product costs, warranty and resulting margin for Palm webOS smartphone products sold to customers during the period. Further, management uses the total non-GAAP revenues, related direct product costs, warranty and operating results to forecast future cash flows and to facilitate ongoing and future operating decisions.

Acquisition-related Expenses. Palm excludes amortization of intangible assets resulting from acquisitions to allow more transparent comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these amortization costs is relevant to the assessment of internal operations.

Stock-based Compensation. Palm believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on its operating results. Further, Palm believes that excluding stock-based compensation allows for a more transparent comparison of its financial results to previous periods. Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). During the second quarter of fiscal year 2010, Palm’s tax rate consisted primarily of foreign and state cash income taxes, which were more than offset by a federal refund claim. For non-GAAP results, Palm is using the GAAP tax provision (benefit) without adjustments as it primarily reflects the company’s current cash tax activity. Palm believes this is appropriate because management considers the amount of taxes that will be paid when evaluating Palm’s overall business performance, making operational decisions or forecasting and planning future periods. For purposes of calculating its non-GAAP financial measures for the second quarter of fiscal year 2009, Palm excluded the non-cash net impact on the tax provision pertaining to the increase of the valuation allowance for the Company’s U.S. deferred tax assets. The resulting non-GAAP tax provision, net of this increase, represents amounts that Palm believed it would pay for foreign and state taxes.

Other Expenses. Palm excludes certain other items that are the result of unplanned or unanticipated events or infrequent events to measure its operating performance. Included in these items are restructuring charges, a patent acquisition refund, and an impairment of non-current auction rate securities. In addition, Palm excludes items that recur each quarter relating to the issuance and terms of its preferred stock to allow more transparent comparisons of its financial results to its historical operations and the financial results of peer companies. Included in these items are a mark-to-market adjustment related to its series C derivatives and accretion of convertible preferred stocks. By providing this additional information, Palm believes its management and the users of its financial statements are better able to understand what Palm considers to be its ongoing operations and prospects for the future.

Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. Palm considers this measure to be an important indicator of its operational strength to incur and repay indebtedness. Palm excludes net interest and taxes to allow a creditor to assess Palm’s ability to repay different debt instruments. Palm excludes depreciation and amortization because while tangible and intangible assets support Palm’s business, Palm does not believe the related depreciation and amortization costs are directly applicable to Palm’s ability to repay debt. This measure is used by some investors when assessing the performance of the company. In addition, Palm further excludes the other non-GAAP items set forth above to determine Adjusted EBITDA. Palm believes the assessment of its operations further excluding these items and net other income (expense) is relevant to the assessment of internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: the opening of Palm’s full developer program; Palm’s product design capabilities, integrated cloud services and the Palm webOS as the foundation for Palm’s sustained success; Palm periodically providing new software features free of charge to customers of its Palm webOS products; Palm’s adoption of accounting standards relating to revenue recognition; timing of Palm’s revenue recognition and direct cost of revenues for Palm webOS products; non-cash gain or loss accounting for Palm’s series C derivatives; Palm’s expected GAAP and non-GAAP revenues, operating results and cash flows in future periods; and the estimated economic life of Palm webOS products. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: Palm’s potential failure to introduce or achieve market acceptance for new products and services in a timely manner; the potential loss or failure of wireless carriers or other key sales channel partners or inability to add new wireless carriers or channel partners in a timely manner; pricing pressures; Palm’s potential failure to add, replace or ramp up third-party manufacturers or suppliers in a timely manner; acceptance of Palm webOS products by wireless carriers and end users; the effect of current recessionary economic and financial market conditions on Palm’s liquidity and ability to raise additional funding; fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; the ability of Palm’s suppliers to meet its quantity, quality and cost requirements; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s dependence on a concentrated number of significant customers; and Palm’s ability to adjust to changing market conditions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including Palm’s Annual Report on Form 10-K for the year ended May 29, 2009 and Quarterly Report on Form 10-Q for the quarter ended Aug. 28, 2009 under the caption Risk Factors and elsewhere. Palm undertakes no obligation to update forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

# # #

(1) GAAP stands for Generally Accepted Accounting Principles.

Palm, Palm webOS, Palm OS, Palm Pre, Palm Pixi, Palm Synergy, Centro and Treo are trademarks of Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

# # #

Palm, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	Nov. 30, 2009	Nov. 30, 2008	Nov. 30, 2009	Nov. 30, 2008
Revenues	$78,113	$191,618	$146,117	$558,475
Cost of revenues (a)	72,629	153,477	143,417	422,993

Gross profit	5,484	38,141	2,700	135,482
Operating expenses:
Sales and marketing (a)	74,096	45,282	130,085	102,689
Research and development (a)	50,582	47,722	94,308	96,531
General and administrative (a)	13,837	13,474	30,132	27,539
Amortization of intangible assets	405	883	809	1,766
Restructuring charges (a)	1,028	8,296	9,282	7,823
Patent acquisition refund	—	—	—	(1,537)

Total operating expenses	139,948	115,657	264,616	234,811

Operating loss	(134,464)	(77,516)	(261,916)	(99,329)
Impairment of non-current auction rate securities	—	(14,253)	(1,957)	(29,218)
Interest (expense)	(4,546)	(7,686)	(9,135)	(14,580)
Interest income	428	2,056	942	4,072
Gain on series C derivatives	56,341	—	28,923	—
Other income (expense), net	112	(358)	(16)	(813)

Loss before income taxes	(82,129)	(97,757)	(243,159)	(139,868)
Income tax provision (benefit)	(200)	408,413	(135)	405,779

Net loss	(81,929)	(506,170)	(243,024)	(545,647)
Accretion of series B and series C redeemable convertible preferred stock	3,444	2,424	6,816	4,825

Net loss applicable to common stockholders	$(85,373)	$(508,594)	$(249,840)	$(550,472)

Net loss per common share:
Basic and diluted	$(0.54)	$(4.64)	$(1.66)	$(5.05)

Shares used to compute net loss per common share:
Basic and diluted	159,398	109,698	150,200	108,994

(a) Costs and expenses include stock-based compensation as follows:
Cost of revenues	$540	$413	$1,028	$777
Sales and marketing	910	737	1,840	2,154
Research and development	2,307	2,303	4,348	5,551
General and administrative	2,255	2,384	5,343	4,355
Restructuring charges	349	495	5,403	495

	$6,361	$6,332	$17,962	$13,332

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Nov. 30.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	Nov. 30, 2009	May 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$263,477	$152,400
Short-term investments	326,532	102,733
Accounts receivable, net of allowance for doubtful accounts of $845 and $350, respectively	72,352	66,452
Inventories	38,759	19,716
Deferred income taxes	174	174
Deferred cost of revenues	189,354	—
Prepaids and other	18,453	12,104

Total current assets	909,101	353,579

Restricted investments	9,448	9,496
Non-current auction rate securities	11,148	6,105
Non-current deferred cost of revenues	143,369	14,896
Property and equipment, net	32,786	31,167
Goodwill	166,320	166,320
Intangible assets, net	43,748	48,914
Deferred income taxes	148	331
Other assets	10,855	12,428

Total assets	$1,326,923	$643,236

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$165,304	$105,628
Deferred revenues	315,050	18,429
Accrued restructuring	5,123	6,090
Current portion of long-term debt	4,000	4,000
Series C derivatives	178,663	—
Other accrued liabilities	179,929	208,295

Total current liabilities	848,069	342,442
Non-current liabilities:
Long-term debt	388,000	390,000
Non-current deferred revenues	235,734	13,077
Non-current tax liabilities	6,286	5,783

Series B redeemable convertible preferred stock, $0.001 par value, 325 shares authorized and outstanding; aggregate liquidation value: $325,000	270,421	265,412
Series C redeemable convertible preferred stock, $0.001 par value, 100 shares authorized; 51 shares outstanding; aggregate liquidation value: $51,000	17,804	40,387

Stockholders’ deficit:
Preferred stock, $0.001 par value, 125,000 shares authorized: Series A: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.001 par value, 2,000,000 shares authorized; outstanding: 167,593 shares and 139,687 shares, respectively	168	140
Additional paid-in capital	1,236,075	854,649
Accumulated deficit	(1,684,760)	(1,269,672)
Accumulated other comprehensive income	9,126	1,018

Total stockholders’ deficit	(439,391)	(413,865)

Total liabilities and stockholders' deficit	$1,326,923	$643,236

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Nov. 30 and May 31.

Palm, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	Nov. 30, 2009	Nov. 30, 2008
Cash flows from operating activities:
Net loss	$(81,929)	$(506,170)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	5,305	5,010
Stock-based compensation	6,361	6,332
Amortization of intangible assets	2,583	2,617
Amortization of debt issuance costs	783	786
Deferred income taxes	133	415,440
Realized gains on short-term investments	(352)	—
Excess tax benefit related to stock-based compensation	(209)	—
Impairment of non-current auction rate securities	—	14,253
Gain on series C derivatives	(56,341)	—
Changes in assets and liabilities:
Accounts receivable	4,709	40,174
Inventories	(10,848)	6,107
Prepaids and other	(4,088)	(6,917)
Accounts payable	66,635	(16,197)
Accrued restructuring	(630)	6,736
Deferred revenues/costs, net	86,977	—
Other accrued liabilities	(2,439)	11,429

Net cash provided by (used in) operating activities	$16,650	$(20,400)

Cash flows from investing activities:
Purchase of property and equipment	(7,158)	(2,901)
Purchase of short-term investments	(271,638)	(55)
Sale of short-term investments	46,032	211
Purchase of restricted investments	(200)	—
Sale of restricted investments	156	264

Net cash used in investing activities	$(232,808)	$(2,481)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	360,154	—
Proceeds from issuance of common stock; employee stock plans	11,067	3,675
Excess tax benefit related to stock-based compensation	209	—
Repayment of debt	(2,238)	(1,891)
Cash distribution to stockholders	—	(34)

Net cash provided by financing activities	$369,192	$1,750

Effects of exchange rate changes on cash and cash equivalents	450	(2,593)
Change in cash and cash equivalents	153,484	(23,724)
Cash and cash equivalents, beginning of period	109,993	167,329

Cash and cash equivalents, end of period	$263,477	$143,605

Other cash flow information:
Cash paid for taxes	$300	$470

Cash paid for interest	$1,358	$2,107

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Nov. 30.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands, except percentages and per share data)

(Unaudited)

	Three Months Ended Nov. 30, 2009					Three Months Ended Nov. 30, 2008
	GAAP	Adjustments			Non-GAAP/ Adjusted	GAAP	Adjustments			Non-GAAP/ Adjusted
Revenues	$78,113	$223,867	(a	)	$301,980	$191,618	$—			$191,618
Cost of revenues	72,629	152,085	(b	), (c)	224,714	153,477	(413)	(c	)	153,064
Gross profit	5,484	71,782	(d	)	77,266	38,141	413	(d	)	38,554
Gross margin	7.0%				25.6%	19.9%				20.1%
Operating expenses	139,948	(6,905)	(c	),(e)	133,043	115,657	(14,603)	(c	),(e)	101,054
Net loss	(81,929)	22,346	(f	)	(59,583)	(506,170)	425,945	(f	)	(80,225)
Net loss applicable to common stockholders	$(85,373)	$25,790	(g	)	$(59,583)	$(508,594)	$428,369	(g	)	$(80,225)
Net loss per common share:
Basic and diluted	$(0.54)	$0.17	(h	)	$(0.37)	$(4.64)	$3.91	(h	)	$(0.73)
Shares used to compute net loss per common share:
Basic and diluted	159,398				159,398	109,698				109,698

	Six Months Ended Nov. 30, 2009					Six Months Ended Nov. 30, 2008
	GAAP	Adjustments			Non-GAAP/ Adjusted	GAAP	Adjustments			Non-GAAP/ Adjusted
Revenues	$146,117	$516,515	(a	)	$662,632	$558,475	$—			$558,475
Cost of revenues	143,417	341,330	(b	), (c)	484,747	422,993	(777)	(c	)	422,216
Gross profit	2,700	175,185	(d	)	177,885	135,482	777	(d	)	136,259
Gross margin	1.8%				26.8%	24.3%				24.4%
Operating expenses	264,616	(21,622)	(c	),(e)	242,994	234,811	(20,112)	(c	),(e)	214,699
Net loss	(243,024)	169,841	(f	)	(73,183)	(545,647)	452,658	(f	)	(92,989)
Net loss applicable to common stockholders	$(249,840)	$176,657	(g	)	$(73,183)	$(550,472)	$457,483	(g	)	$(92,989)
Net loss per common share:
Basic and diluted	$(1.66)	$1.17	(h	)	$(0.49)	$(5.05)	$4.20	(h	)	$(0.85)
Shares used to compute net loss per common share:
Basic and diluted	150,200				150,200	108,994				108,994

(a)	Non-GAAP adjustments to revenues reflect (i) the inclusion of amounts deferred in the current period related to Palm webOS units delivered to our customers in the current period and (ii) the reversal of the current period’s amortization of deferred revenues derived from Palm webOS units delivered in the current and prior periods. In addition, non-GAAP revenues are presented net of the estimate of future returns related to the products that were delivered to customers in the period.

(b)	Non-GAAP adjustments to cost of revenues reflect (i) the inclusion of amounts of direct product cost of revenues deferred in the current period related to Palm webOS units delivered to our customers in the current period and (ii) the reversal of the current period’s amortization of direct product cost of revenues deferred related to Palm webOS units delivered in the current and prior periods. In addition, the non-GAAP adjustment to cost of revenues reflects the estimate of the warranty expense in the period when the related products are delivered to Palm’s customer, rather than when the expense is incurred. No adjustment has been made for period related costs such as the costs to develop any future unspecified features and additional software products that may eventually be provided to customers, freight, scrap and rework costs, the cost of excess or obsolete inventory, supply chain personnel related costs, depreciation and allocated information technology and facilities costs, which costs are expensed as incurred.

(c)	Non-GAAP adjustments relate to the elimination of stock-based compensation as disclosed in footnote (a) in Palm’s condensed consolidated statements of operations included in this press release.

(d)	Non-GAAP adjustments to gross profit are the difference between non-GAAP adjustments to revenues and non-GAAP adjustments to cost of revenues [(a) – (b) – (c)].

(e)	Non-GAAP adjustments to operating expenses relate to the elimination of amounts set forth in the following line items from Palm’s condensed consolidated statements of operations included in this press release: amortization of intangible assets, restructuring charges and patent acquisition refund, as applicable.

(f)	Non-GAAP adjustments to net loss include the non-GAAP adjustments to gross profit and operating expenses, the exclusion of the non-cash net impact on the tax provision pertaining to the increase of the valuation allowance for the Company’s U.S. deferred tax assets and the elimination of amounts set forth in the following additional line items from Palm’s condensed consolidated statements of operations included in this press release: impairment of non-current auction rate securities and gain on series C derivatives, as applicable.

(g)	Non-GAAP adjustments to net loss applicable to common stockholders include the non-GAAP adjustments to net loss and the elimination of amounts set forth in the following additional line items from Palm’s condensed consolidated statements of operations included in this press release: accretion of series B and series C redeemable convertible preferred stock, as applicable.

(h)	Represents the per share impact of the non-GAAP adjustments to net loss applicable to common stockholders.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Nov. 30.

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	Nov. 30, 2009	Nov. 30, 2008	Nov. 30, 2009	Nov. 30, 2008
Net loss, as reported	$(81,929)	$(506,170)	$(243,024)	$(545,647)
Interest (income) expense, net	4,118	5,630	8,193	10,508
Taxes	(200)	408,413	(135)	405,779
Depreciation/amortization	7,888	7,627	15,665	17,091

EBITDA	(70,123)	(84,500)	(219,301)	(112,269)
Adjustments:
Effect of subscription accounting	71,242	—	174,157	—
Stock-based compensation (z)	6,012	5,837	12,559	12,837
Other (income) expense, net	(112)	358	16	813
Restructuring charges	1,028	8,296	9,282	7,823
Patent acquisition refund	—	—	—	(1,537)
Impairment of non-current auction rate securities	—	14,253	1,957	29,218
Gain on series C derivatives	(56,341)	—	(28,923)	—

Adjusted EBITDA	$(48,294)	$(55,756)	$(50,253)	$(63,115)

(z)	Stock-based compensation related to workforce reductions is included in restructuring charges.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Nov. 30.